UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    January 7, 1998
                                                   (December 11, 1997)
                                                   -------------------

                          HEALTHY PLANET PRODUCTS, INC.
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               (Exact Name of Registrant as specified in charter)

       Delaware                   1-13048                  94-2601764
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(State or other jurisdiction    (Commission               (IRS Employer
of incorporation)              File Number)               Identification No.)


1700 Corporate Circle, Petaluma, California                   94954
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(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code  (707) 778-2280
                                                  ------------------------------


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         (Former name or former address, if changed since last report.)

Item 5.         Other Events


         On December 11, 1997, the Company completed the acquisition of substantially all of the assets of Corlett Collectibles, Inc. ("Corlett"), a company located in San Diego, California which specialized in the sale of handcrafted sculptures, figurines and collectibles. The purchase price for the assets acquired consists of (i) $360,000, approximately $60,000 of which was paid (or set aside) at closing to satisfy certain of Corlett's outstanding payables and the balance of which will be paid in monthly installments of $10,000, plus (ii) a percentage of net sales of Corlett products sold by the Company during the four year period following the date of sale, payable quarterly.



                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      HEALTHY PLANET PRODUCTS, INC.




                                      By   s/Bruce A. Wilson
                                         -----------------------------------
                                           Bruce A. Wilson, President,
                                           Chief Executive, Chief Operating and
                                           Chief Financial Officer


Dated:       January 7, 1998